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                                                                      EXHIBIT 17
                                                                  CONFORMED COPY


                               16,500,000 SHARES

                        CATELLUS DEVELOPMENT CORPORATION

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE



                             UNDERWRITING AGREEMENT


NOVEMBER 25, 1997
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                                                               November 25, 1997

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BancAmerica Robertson Stephens
EVEREN Securities, Inc.
NationsBanc Montgomery Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
BancAmerica Robertson Stephens
EVEREN Securities, Inc.
NationsBanc Montgomery Securities, Inc.
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

     California Public Employees' Retirement System, a governmental employee pension fund which is a unit of the State and Consumer Services Agency of the State of California (the "SELLING SHAREHOLDER"), a shareholder of Catellus Development Corporation, a Delaware corporation (the "COMPANY"), proposes to sell to the several Underwriters (as defined below), an aggregate of 16,500,000 shares of the Common Stock $0.01 par value, of the Company (the "FIRM SHARES").

     It is understood that, subject to the conditions hereinafter stated, 13,200,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 3,300,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancAmerica Robertson Stephens, EVEREN Securities, Inc. and NationsBanc Montgomery Securities, Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Merrill Lynch International, BancAmerica Robertson Stephens, EVEREN Securities, Inc. and NationsBanc Montgomery Securities, Inc. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS."
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     The Selling Shareholder also proposes to issue and sell to the several
U.S. Underwriters not more than an additional 2,475,000 shares of the Common Stock, $0.01 par value, of the Company (the "ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such Additional Shares granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, $0.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-39131) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: (i) the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and (ii) the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made,


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     not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon (A) information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) information relating to the Selling Shareholder furnished to the Company by the Selling Shareholder expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or indirectly through one of its subsidiaries, free and clear of all adverse claims.

          (e) Each of the joint venture partnerships or limited liability companies in which the Company has a controlling interest, as disclosed in the Prospectus (the "Joint Ventures"), has been duly formed and is validly existing and in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged. Each Joint Venture is duly qualified or registered as a foreign limited partnership or limited liability company to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.


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          (g)  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholder) outstanding on the date hereof have been duly authorized and are validly issued, fully-paid and non-assessable.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (A) any provisions of law applicable to the Company, (B) the certificate of incorporation or by-laws of the Company, (C) any agreement or other instrument binding upon the Company or any of its subsidiaries, except for the contravention of any agreement which would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except those which have been obtained or waived prior to the date hereof.

          (j) There has not occurred any material adverse change or, to the knowledge of the Company, any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) The preliminary prospectus issued November 7, 1997 and filed as part of the registration statement complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be


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an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) With respect to each of the properties owned by the Company or one of its subsidiaries, whether such property is an income-producing property or held for development, sale, lease or for any other purpose (the "Properties"), (i) the Company or one of its subsidiaries has good and valid fee simple title to the land underlying the Properties and good and valid title to the improvements thereon and all other assets that are required for the operation of the Properties in the manner in which they are currently operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties, to liens of ad valorem taxes not delinquent as of the Closing Date or which are being contested in good faith, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to statutory liens not due and payable as of the Closing Date or which are being contested in good faith, to title matters that may be material in character, amount or extent but which do not materially interfere with the use or proposed use of the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, to service marks and trade names used in connection with such Properties, to the ownership by others of certain items of equipment and other items of personal property that are used in conduct of business operations at such Properties and to other defects or irregularities in title which do not interfere in any material respect with the ordinary conduct of the business of the Company and its subsidiaries, taken as a whole, and which neither singly or in the aggregate would have a material adverse effect on the Company and its subsidiaries, taken as a whole, (ii) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Company which are required to be disclosed in the Prospectus are disclosed therein; (iii) any real property and buildings held under lease by the Company or one of its subsidiaries are held by them under valid, subsisting and enforceable leases except to the extent the failure of such leases to be valid, subsisting or enforceable would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) no person has an option or right of first refusal to purchase all or part of any Property or any interest therein, except for options and rights of first refusal which, if exercised, would not singly or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (vi) the Company has no knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will affect the size of, use of, improvements on, construction on or access to any of the Properties, except such proceedings or actions as are disclosed in the Prospectus or that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (o) The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health


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and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable federal and state health and safety laws and regulations and Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (p) Except as disclosed in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (q) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (r) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, intellectual property licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent.

          (t) Price Waterhouse LLP, who have certified certain financial statements in the Registration Statement, whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which they reported contained in the Prospectus.


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        (u)     The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

        (v) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for those certificates, authorizations and permits the non-possession of which would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) access to assets is permitted only in accordance with management's general or specific authorization.

        (x) The Company and its subsidiaries have filed all federal, state, and local income tax returns which have been required to be filed and have paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole).

        (y) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus


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present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein.

        (z) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers, suppliers or contractors of the Company, on the other hand, which is required to be described in the Prospectus which is not so described.

        (aa) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (bb) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

        (a) This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

        (b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement and the Custody Agreement signed by the Selling Shareholder and First Chicago Trust Company of New York, the Company's transfer agent, as Custodian, relating to the deposit of the Shares to be sold by the Selling Shareholder (the "CUSTODY AGREEMENT") will not contravene (i) any provision of law applicable to the Selling Shareholder, assuming the accuracy of the Company's representations contained in Sections 1(a) and (b) above, (ii) any statutes governing the organization and operation of the Selling Shareholder,
(iii) any agreement or other instrument binding upon the Selling Shareholder, except for the contravention of any agreement which would not, singly or in the aggregate, have a material adverse effect on the Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder. Assuming the accuracy of the Company's representations contained in Section 1(a) above, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement or the


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     Custody Agreement, except such as may be required by the securities or
     Blue Sky laws of the various states in connection with the offer and sale of the Shares and except those which have been obtained or waived prior to the date hereof.

          (c) The Selling Shareholder has, and on the Closing Date will have, valid title to the Shares and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and Custody Agreement and to sell, transfer and deliver the Shares.

          (d) The Custody Agreement has been duly authorized, executed and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder.

          (e) Delivery of the Shares by the Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

     3. Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at U.S. $17.145 a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedules I and II hereto opposite the name of such Underwriter.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 2,475,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Selling Shareholder and the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchase by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. The Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.


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     The Company and the Selling Shareholder hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not, during the period ending 90 days after the date of the Prospectus, with respect to the Company, and 180 days after the date of the Prospectus, with respect to the Selling Shareholder, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of options or shares of Common Stock upon the exercise of options granted under the Company's employee and non-employee director stock option plans or the exercise of a warrant or the conversion of a security, in each case as outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance by the Company of stock units to directors (which units, subject to certain vesting requirements, convert into shares of Common Stock upon termination of service) granted under the Company's employee and non-employee director stock option plans or (D) with respect to the Selling Shareholder, if the Company files a registration statement in connection with a public offering for cash, the Selling Shareholder may request that its securities be included in such registration statement, subject to certain volume and other limitations contained in that certain Registration Rights Agreement, dated as of December 29, 1989, among the company, the Selling Shareholder and certain other parties thereto. In addition, the Selling Shareholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters and except as set forth in the immediately preceding sentence, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     4. Terms of Public Offering. The Company and the Selling Shareholder are advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholder are further advised by you that the Shares are to be offered to the public initially at U.S. $18.00 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $.535 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $.10 a share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 2, 1997, or at such other time on the same or such other date, not later than December 9, 1997 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

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     Payment for any Additional Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than January 9, 1998, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The obligations of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 P.M. (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or, to the knowledge of the Company, any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        (b) The Underwriters shall have received on the Closing Date a Certificate, dated the Closing Date and signed by an executive officer of the Company on behalf of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

        (c) The Underwriters shall have received on the Closing Date an opinion of O'Melveny & Myers LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                (i) the Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with corporate power to own its property, to conduct its business as described in the Prospectus and to enter into the Underwriting Agreement, and to perform its obligations under the Underwriting Agreement;

                (ii) each corporation listed on Schedule III hereto as a significant subsidiary of the Company (each a "Significant Subsidiary") has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own its property and to conduct its business as described in the Prospectus;


                (iii) the Company is qualified as a foreign corporation to do business in the States listed on Schedule IV hereto and is in good standing in each of those States;

                (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                (v) the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable;

                (vi) the outstanding shares of the capital stock of each Significant Subsidiary have been duly authorized by all necessary corporate action on the part of such Significant Subsidiary, are validly issued, fully paid and nonassessable, and are owned of record by the Company;

        (vii) holders of the Common Stock of the Company are not entitled to any preemptive right to subscribe for any additional shares of Common Stock under the Company's Certificate of Incorporation or Bylaws;

        (viii) the execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Underwriting Agreement has been duly executed and delivered by the Company;

        (ix) the statements in the Prospectus under the captions "Principal and Selling Shareholders--Registration Rights Agreement" and "Description of Capital Stock," in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for by Form S-3 and fairly summarize the matters referred to therein;

        (x) the Company's execution and delivery of, and the performance of its obligations on or prior to the date of this opinion under, the Underwriting Agreement will not (a) violate any provision of the Certificate of Incorporation or Bylaws of the Company; (b) violate, breach or result in a default under, any existing obligation of or restriction on the Company under any agreement listed as an exhibit to the Company's most recent annual report on Form 10-K (each a "Material Agreement") or (c) breach or otherwise violate any existing obligation of or restriction on the Company under any judgment, order or decree of any California or federal court or governmental authority binding on the Company and identified to such counsel in an officer's certificate from the Company;

        (xi) no order, consent, permit or approval of any California or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Underwriting Agreement is required on the part of the Company for the execution and delivery of, and performance of its obligations on or prior to the date hereof under, the Underwriting Agreement, except for such as have been obtained under the Securities Act and such as may be required under applicable blue sky or state securities laws;

        (xii) the execution and delivery by the Company of, and the performance by the Company of its obligations on or prior to the date hereof under, the Underwriting Agreement do not violate any California or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to the transactions of the type contemplated by the

Underwriting Agreement, except that such counsel need express no opinion regarding any federal securities laws, blue sky or state securities laws or the provisions of Section 9 of the Underwriting Agreement, except as otherwise expressly stated in such counsel's opinion;

     (xiii) the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

     (xiv) such counsel is of the opinion that the Registration Statement and Prospectus, on the date of effectiveness of the Registration Statement (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) appeared on their face to comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     In connection with such counsel's participation in the preparation of the Registration Statement and the Prospectus, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and may state that the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in clause (xi) above). However, on the basis of such counsel's review of the Registration Statement and the Prospectus and such counsel's participation in conferences in connection with the preparation of the Registration Statement and Prospectus, and relying as to matters of fact and materiality to a large extent upon opinions of officers and other representatives of the Company, such counsel shall state that it does not believe that the Registration Statement, considered as a whole as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that such counsel does not believe that the Prospectus, considered as a whole as of the date of such opinion, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, such counsel need express no opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus.

(d) The Underwriters shall have received on the Closing Date an opinion of (1) Kayla J. Gillan, Esq., General Counsel of the Selling Shareholder, with respect to paragraphs (i), (ii), (iii) and (iv) below and (2) Jones, Day, Reavis & Pogue, special counsel for the Selling Shareholder, with respect to paragraph
(v) below, each dated the Closing Date, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by the Selling Shareholder;

          (ii) the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement and the Custody Agreement will not contravene (i) any provision of law applicable to the Selling Shareholder, assuming the accuracy of the Company's representations contained in Sections 1(a) and (b) of the Agreement, (ii) any statutes governing the organization and operation of the Selling Shareholder, (iii) to the best of such counsel's knowledge, any agreement or other instrument binding upon the Selling Shareholder, except for the contravention of any agreement which would not, singly or in the aggregate, have a material adverse effect on the Selling Shareholder or
     (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder. Assuming the accuracy of the Company's representations contained in Section 1(a) of the Agreement, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement or the Custody Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except those which have been obtained or waived prior to the date hereof

          (iii) the Selling Shareholder has valid title to the Shares and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares;

          (iv) the Custody Agreement has been duly authorized, executed and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder; and

          (v) assuming the Underwriters are "protected purchasers" (as defined under Section 8-303 of the New York Commercial Code), upon delivery of the certificates for any Shares to be sold against payment therefor, the Underwriters will acquire title to such Shares, free and clear of any security interest or "adverse claims" within the meaning of Section 8-102 of the New York Commercial Code.

     (e) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v), 6(c)(viii), 6(c)(ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and as to the statements in the Prospectus under "Underwriters") and 6(c)(xiv) above.

     With respect to Section 6(c)(xiii) above, O'Melveny & Myers LLP and Gibson, Dunn & Crutcher LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

     The opinions of O'Melveny & Myers LLP and Kayla J. Gillan, Esq. and Jones, Day, Reavis & Pogue described in Sections 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

     (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Price Waterhouse LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to you and each other Underwriter such number of conformed copies of the Registration Statement (without exhibits thereto) as you may reasonably request, and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendment thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, however, that in connection therewith the Company will not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholder's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

     9.   Indemnity and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. Notwithstanding anything to the contrary contained above, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

     (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or cased by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Notwithstanding the foregoing, as between the Company and the Selling Shareholder, contribution shall be in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the actions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received in the aggregate by the Company and the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the parties hereto shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (f) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the proceeds received by the Selling Shareholder from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages that the Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g)  The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          (h) The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of indemnification and contribution obligations among themselves.

     10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more the one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedules I and II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you, the Company or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            [the remainder of this page is intentionally left blank]

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              Catellus DEVELOPMENT Corporation


                              By: /s/ NELSON C. RISING
                                 -------------------------------------
                                 Nelson C. Rising
                                 President and Chief Executive Officer


                              CALIFORNIA PUBLIC EMPLOYEES'
                                RETIREMENT SYSTEM


                              By: /s/ DAVID J. GILBERT
                                 -------------------------------------
                                 David J. Gilbert
                                 Senior Investment Officer

Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH & CO.
BANCAMERICA ROBERTSON STEPHENS
EVEREN SECURITIES, INC.
NATIONSBANC MONTGOMERY SECURITIES, INC.

Acting severally and on behalf of themselves and the several Underwriters named on Schedule I hereto

By: Morgan Stanley & Co. Incorporated

By: /s/ BRYAN W. ANDRZEJEWSKI
    -------------------------------------
    Bryan W. Andrzejewski
    Vice President

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL
BANCAMERICA ROBERTSON STEPHENS
EVEREN SECURITIES, INC.
NATIONSBANC MONTGOMERY SECURITIES, INC.

Acting severally and on behalf of themselves and the several Underwriters named on Schedule II hereto

By: Morgan Stanley & Co. International Limited

By: /s/ BRYAN W. ANDRZEJEWSKI
    -------------------------------------
    Bryan W. Andrzejewski
    Attorney-in-Fact

                                                                      SCHEDULE I

                               U.S. UNDERWRITERS


                                                            NUMBER OF FIRM SHARES
U.S. UNDERWRITER                                               TO BE PURCHASED
----------------                                            ---------------------
  Morgan Stanley & Co. Incorporated .......................       1,776,000
  Merrill Lynch, Pierce, Fenner & Smith Incorporated ......       1,776,000
  BancAmerica Robertson Stephens ..........................       1,776,000
  EVEREN Securities, Inc. .................................       1,776,000
  NationsBanc Montgomery Securities, Inc. .................       1,776,000
  BT Alex Brown Incorporated ..............................         320,000
  A.G. Edwards & Sons, Inc. ...............................         320,000
  Gabelli .................................................         160,000
  Genesis Merchant Group Securities L.P. ..................         160,000
  Goldman, Sachs & Co. ....................................         320,000
  Interstate/Johnson Lane Corporation .....................         160,000
  Jefferies & Company, Inc. ...............................         160,000
  Edward D. Jones & Co., L.P. .............................         160,000
  Legg Mason Wood Walker, Incorporated ....................         160,000
  McDonald & Company Securities, Inc. .....................         160,000
  Ormes Capital Markets, Inc. .............................         160,000
  PaineWebber Incorporated ................................         320,000
  Prudential Securities Incorporated ......................         320,000
  Ragen MacKenzie Incorporated ............................         320,000
  The Robinson-Humphrey Company, LLC ......................         160,000
  Muriel Siebert & Co., Inc. ..............................         160,000
  Sutro & Co. Incorporated ................................         320,000
  Value Investing Partners, Inc. ..........................         160,000
  Wasserstein Perella Securities, Inc. ....................         320,000
                                                                 ----------
      Total U.S. Firm Shares ..............................      13,200,000
                                                                 ----------

                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS


                                                            NUMBER OF FIRM SHARES
INTERNATIONAL UNDERWRITER                                      TO BE PURCHASED
-------------------------                                   ---------------------
  Morgan Stanley & Co. Incorporated Limited ...............         660,000
  Merrill Lynch International .............................         660,000
  BancAmerica Robertson Stephens ..........................         660,000
  EVEREN Securities, Inc. .................................         660,000
  NationsBanc Montgomery Securities, Inc. .................         660,000
                                                                  ---------
      Total International Firm Shares .....................       3,300,000
                                                                  ---------

                                                                    SCHEDULE III


                            SIGNIFICANT SUBSIDIARIES

Catellus Management Corporation

Catellus Residential Group, Inc.

RVL, Inc.

SF Pacific Properties, Inc.

                                                                     SCHEDULE IV


                     STATES WHERE QUALIFIED TO DO BUSINESS

Arizona

Arkansas

California

Colorado

Illinois

Iowa

Kansas

Louisiana

Nevada

New Mexico

Oklahoma

Oregon

Texas

Utah

                                                                       EXHIBIT A

              [FORM OF LOCK-UP LETTER FOR OFFICERS AND DIRECTORS]

                                                               November 25, 1997

Morgan Stanley & Co. Incorporated
Merrill Lynch & Co.
BancAmerica Robertson Stephens
EVEREN Securities, Inc.
NationsBanc Montgomery Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
BancAmerica Robertson Stephens
EVEREN Securities, Inc.
NationsBanc Montgomery Securities, Inc.
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated (MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Catellus Development Corporation, a Delaware corporation (the "COMPANY") and California Public Employee Retirement System, a governmental employee pension fund, providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS"), of 16,500,000 shares (the "SHARES") of the Common Stock, $0.01 par value, of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the unadvertised hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (b) transfers of shares of Common Stock, either during the undersigned's lifetime or on death,
(i) by will or the laws of descent and distribution or (ii) to the undersigned's ancestors, descendants or spouse, or to any custodian or trustee for the benefit of the undersigned or the undersigned's ancestors, descendants or spouse, whether by gift or for value; provided that any such transferee of such shares of Common Stock in this subsection (b) agrees to be bound by the terms of this lock-up agreement.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                   Very truly yours,


                                   --------------------------------------------
                                   (Name)

                                   --------------------------------------------


                                   --------------------------------------------
                                   (Address)




                                       2